As filed with the Securities and Exchange Commission on November 19, 2020

Registration No. 333–250004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNTINGTON INGALLS INDUSTRIES, INC.*

(Exact name of registrant as specified in its charter)

* The co-registrants listed on the next page are also included in this registration statement as additional registrants.

Delaware	3730	90-0607005
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4101 Washington Avenue

Newport News, VA 23607

(757) 380-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chad N. Boudreaux

Executive Vice President and Chief Legal Officer

Huntington Ingalls Industries, Inc.

4101 Washington Avenue

Newport News, VA 23607

(757) 380-2000

(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Erika L. Robinson

Lillian C. Brown

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, NY 10007

(212) 230-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and on the consummation of the business combination described in the enclosed proxy statement/prospectus/information statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐	Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)

☐	Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of Huntington Ingalls Industries, Inc. are Registrant Guarantors:

Exact Name of Registrant Guarantor as specified in its Charter	State of Organization	I.R.S. Employer Identification Number	Standard Industrial Classification Number
Fleet Services Holding Corp.	DE	54-1946720	6719
Fulcrum IT Services, LLC	VA	27-2398839	7379
G2, Inc.	MD	52-2303495	7373
HII Energy Inc.	VA	26-3545840	8700
HII Fleet Support Group LLC	DE	54-1939565	8711
HII Mechanical Inc.	VA	54-0793624	8700
HII Mission Driven Innovative Government Solutions Inc.	DE	54-1339972	8700
HII TSD Holding Company	DE	81-1485592	8700
HII Defense and Federal Solutions, Inc.	DE	06-1159755	8700
HII Mission Driven Innovative Technical Services LLC	AL	30-0290292	8700
HII Nuclear Inc.	DE	13-2635898	8700
HII San Diego Shipyard Inc.	CA	95-3647413	3731
HII Services Corporation	DE	47-1929107	7380
HII Technical Solutions Corporation	DE	81-4093439	8700
HII Unmanned Maritime Systems, Inc.	DE	47-1812325	3730
Huntington Ingalls Engineering Services, Inc.	DE	46-5604607	8700
Huntington Ingalls Incorporated	VA	54-0318880	3730
Huntington Ingalls Industries Energy and Environmental Services, Inc.	DE	46-4331677	8700
Huntington Ingalls Unmanned Maritime Systems, Inc.	DE	47-1808444	3730
Hydroid, Inc.	DE	51-0659798	8742
Integrated Information Technology Corporation	IL	37-1278528	8700
Newport News Nuclear Inc.	VA	11-3813378	8700
Pegasus International, Inc.	TX	76-0609200	8700
The PTR Group, LLC	VA	54-1969575	7371
Universal Ensco, Inc.	TX	76-0013164	8700
UniversalPegasus International Holdings, Inc.	DE	46-1032616	8700
UniversalPegasus International, Inc.	DE	26-1809795	8700
UP International, Inc.	DE	26-3435933	8700
UP Support Services, Inc.	DE	26-1809856	8700
Veritas Analytics, Inc.	VA	54-1932458	8700

*	The address for each of the Registrant Guarantors is c/o Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607.

EXPLANATORY NOTE

This Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-250004) is being filed solely for the purpose of reflecting name changes to certain of the Registrant Guarantors in Part II of the Registration Statement. No changes or additions are being made to the prospectus that forms a part of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The following summaries are qualified in their entirety by reference to the applicable statute, the registrant’s incorporation, formation, or other organizational document, as applicable and as amended to date, and the registrant’s bylaws or limited liability company agreement, as applicable and as amended to date.

Registrants Incorporated in Delaware

With respect to the registrants incorporated in Delaware, Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Huntington Ingalls Industries, Inc.

Elimination of Liability of Directors. The Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”) provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which concerns unlawful payments of dividends, stock purchases or redemptions), or (iv) for any transaction from which the director derives an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

While the Restated Certificate of Incorporation provides the Company’s directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Restated Certificate of Incorporation has no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions of the Restated Certificate of Incorporation described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

Indemnification of Directors and Officers. The Company’s Restated Bylaws (the “Restated Bylaws”) provide that the Company will indemnify and hold harmless, to the fullest extent authorized by the DGCL as it presently exists or may thereafter be amended, any person (an “Indemnitee”) who was or is made a party, or is threatened to be made a party, to any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or while he or she is or was serving at the request of the board of directors or an executive officer of the Company as a director, officer, manager, trustee, fiduciary, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. The Restated Bylaws also provide that, notwithstanding the foregoing, but except as described in the second following paragraph, the Company will be required to indemnify an Indemnitee in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, or part thereof, initiated by such Indemnitee only if such action, suit or proceeding, or part thereof, was authorized by the Company’s board of directors.

The Restated Bylaws further provide that the Company will pay the expenses incurred by an Indemnitee in defending or preparing for any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in advance of its final disposition; provided, however, that, if (x) in the case of a director or officer, the DGCL so requires, or (y) in the case of any other person entitled to indemnification under the Restated Bylaws, the board of directors otherwise deems it appropriate, an advancement of expenses shall be made only upon delivery to the Company of an undertaking containing such terms and conditions, including the requirement of security (if any), as the Company’s board of directors deems appropriate, by or on behalf of such Indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified under the relevant section of the Restated Bylaws or otherwise. The Company is not obligated to advance fees and expenses to a director, officer or any other person in connection with an action, suit or proceeding, whether civil, criminal, administrative or investigative, instituted by the Company against such person.

The Restated Bylaws also expressly state that the Company may grant additional rights to indemnification and to the advancement of expenses to any of the Company’s employees or agents to the fullest extent permitted by law. The registrant has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

Other Registrants Incorporated in Delaware

The certificate of incorporation of HII Defense and Federal Solutions, Inc. relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. The certificates of incorporation of each of Fleet Services Holding Corp. and HII TSD Holding Company provide that a director of the corporation will not have personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for those specific breaches and acts or omissions with respect to which the DGCL expressly provides that this provision shall not eliminate or limit such personal liability of directors. The certificates of incorporation of each of HII, Mission Driven Innovative Government Solutions Inc. and Hydroid, Inc. provide that to the extent permitted by law, the corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

The certificates of incorporation of each of HII Technical Solutions Corporation and UniversalPegasus International Holdings, Inc. provide that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The certificates of incorporation of each of HII Services Corporation, Huntington Ingalls Engineering Services, Inc., Huntington Ingalls Industries Energy and

Environmental Services, Inc., Huntington Ingalls Unmanned Maritime Systems, Inc., HII Unmanned Maritime Systems, Inc., HII Nuclear Inc., UniversalPegasus International, Inc., UP International, Inc., and UP Support Services, Inc. provide that a director of the corporation will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which concerns unlawful payments of dividends, stock purchases or redemptions), or (iv) for any transaction from which the director derives an improper personal benefit. The certificates of incorporation of each of HII Mission Driven Innovative Government Solutions Inc., UniversalPegasus International Holdings, Inc., UniversalPegasus International, Inc., UP International, Inc., and UP Support Services, Inc. further provide that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL. HII Nuclear Inc.’s certificate of incorporation provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent, against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify against such liability. All of the organizational documents for registrants located in Delaware formed as corporations, except for HII Defense and Federal Solutions, Inc., contain a provision to relieve directors from monetary damages.

The certificates of incorporation of each of Fleet Services Holding Corp., HII Mission Driven Innovative Government Solutions Inc. and Hydroid Inc. and the bylaws of Fleet Services Holding Corp. provide that the Company may advance expenses incurred by a director or officer in defending or investigating a threatened or pending action to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The bylaws of all of the registrants located in Delaware formed as corporations other than Fleet Services Holding Corp. provide that an indemnitee shall, to the fullest extent not prohibited by law, have the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any proceeding with respect to which indemnification is required under in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses. In addition, the bylaws provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

HII Fleet Support Group LLC

HII Fleet Support Group LLC is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Amended and Restated LLC Agreement of HII Fleet Support Group LLC (the “HII Fleet Support Group LLC Agreement”) limits liability so that neither the member nor any manager, officer or agent of the company shall be liable for any debts, obligations or liabilities of the company or each other, whether arising in tort contract or otherwise, solely by reason of being a member, manager, officer or agent of the company or acting (or omitting to act) in such capacities or participating (as an employee, consultant, contractor or otherwise) in the conduct of the business of the company. Further, the members, managers, or officers who were or are a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal including a proceeding brought on behalf of the member, because party is or was a member, manager or officer of the company, or is or was serving at the request of the company as a manager, director, trustee, partner or officer of another entity, against any liability and reasonable expenses (including reasonable attorneys’ fees) incurred by such party in connection with such proceeding unless a judgment or other final adjudication adverse to such party establishes that his or her acts were the result of willful misconduct or a knowing violation of law. The HII Fleet Support Group LLC Agreement provides that HII Fleet Support Group LLC will relieve each of its members, managers, officers or agents from personal liability to HII Fleet Support Group LLC for damages for any breach of duty owed to HII Fleet Support Group LLC; provided that, in the case of any officer, the liability of such person is not eliminated under the relevant section of the HII Fleet Support Group LLC Agreement if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions involved willful misconduct or a knowing violation of law. The HII Fleet Support Group LLC Agreement allows for advance payments for reasonable expenses incurred by an indemnified party. The HII Fleet Support Group LLC Agreement provides that HII Fleet Support Group LLC may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by the company to indemnify the member or the officers directly.

Registrants Incorporated in Virginia

With respect to the registrants incorporated in Virginia, the Virginia Stock Corporation Act (the “VSCA”) permits indemnification of a corporation’s directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Sections 13.1-697 and 13.1-702 of the VSCA generally authorize a Virginia corporation to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Additionally, Section 13.1-704 of the VSCA provides that a Virginia corporation has the power to make any further indemnity to any director or officer, including under its articles of incorporation or any by-law or shareholder resolution, except an indemnity against their willful misconduct or a knowing violation of the criminal law.

The Amended and Restated Articles of Incorporation of Huntington Ingalls Incorporated and Veritas Analytics, Inc. provide that the registrant will indemnify its directors and officers to the fullest extent permitted by the VSCA. Veritas Analytics, Inc.’s indemnification is conditioned upon approval: (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (b) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designated directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (c) by special legal counsel (i) selected by the Board of Directors or its committee, or (ii) if a quorum of the Board of Directors cannot be obtained and a committee cannot be designated, selected by a majority vote of the full Board of Directors, in which case directors who are parties may participate; or (d) by the shareholders of the corporation, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. The Amended Bylaws of Veritas Analytics, Inc. further allow the corporation to purchase insurance to indemnify it against the liability assumed by the corporation. The organizational documents of HII Energy Inc., HII Mechanical Inc. and Newport News Nuclear Inc. do not restrict the registrants’ ability to indemnify their directors and officers in accordance with the VSCA.

The Amended and Restated Articles of Incorporation of Huntington Ingalls Incorporated also provide that, to the fullest extent that the VSCA permits the limitation or elimination of the liability of directors and officers, none of its directors or officers shall be liable to it or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct. Section 13.1-692.1 of the VSCA permits the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such persons having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security.

The PTR Group, LLC and Fulcrum IT Services, LLC

The PTR Group, LLC (“PTR”) and Fulcrum IT Services, LLC are Virginia limited liability companies. Section 13.1-1009 of the Virginia Limited Liability Company Act (the “VLLCA”) permits a Virginia limited liability company, subject to the standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member, manager or other person for reasonable expenses incurred by such a person who is party to a proceeding in advance of final disposition of the proceeding. Section 13.1-1025 of the VLLCA provides for limitations on the amount of damages assessed against members and managers of a limited liability company arising out of a single transaction, occurrence or course of conduct, which may not exceed the lesser of: (i) the monetary amount, including the elimination of liability, specified in writing in the articles of organization or an operating agreement as a limitation on or elimination of the liability of the manager or member; or (ii) the greater of (a) $100,000 or (b) the amount of cash compensation received by the manager or member from the limited liability company during the twelve months immediately preceding the act or omission for which liability was imposed. The liability of a manger or member shall not be limited to the extent otherwise provided in the articles of organization or an operating agreement, or if the manager or member engaged in willful misconduct or a knowing violation of the criminal law.

The LLC Agreement of Fulcrum IT Services, LLC (the “Fulcrum IT Services LLC Agreement”) provides that no Member, officer or other authorized agent of the Company shall be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by the Fulcrum IT Services LLC Agreement, except that such person shall be liable for any such loss, damage or claim incurred by reason of such person’s willful misfeasance or bad faith. In the event that the Member, or any of its direct or indirect members, partners, directors, managing directors, officers, stockholders, employees, agents, affiliates or controlling persons, or any officer of the Company (collectively, the “Indemnified Persons”; and each an “Indemnified Person”), becomes involved, in any capacity, in any threatened, pending or completed, action, suit proceeding or investigation, in connection with any matter arising out of or relating to the Company’s business or affairs, to the fullest extent permitted by applicable law, any legal and other expenses (including the cost of any investigation and preparation) incurred by such Indemnified Person in connection therewith shall, from time to time, be advanced by the Company prior to the final disposition of such action, suit, proceeding or investigation upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company in connection with such action, suit proceeding or investigation as provided in the exception contained in the next succeeding sentence. To the fullest extent permitted by law, the Company also will indemnify and hold harmless an Indemnified Person against any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (collectively, “Costs”), to which such an Indemnified Person may become subject in connection with any matter arising out of or in connection with the Company’s business or affairs, except to the extent that any such Costs result solely from the willful misfeasance or bad faith of such Indemnified Person.

The Amended and Restated Operating Agreement of PTR provides that the debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the company, and the sole member shall not be obligated personally for any such debt, obligation or liability of the company solely by reason of being the sole member, except and only to the extent as otherwise expressly required by law. Further, the company permits indemnification to the fullest extent permitted by the VLLCA and will indemnify and hold harmless each officer from and against any and all claims asserted against or incurred by such officer arising out of or in connection with such officer’s conduct in carrying out the company’s purposes; provided, however, that no officer shall be indemnified for any liability for fraud, intentional misconduct, gross negligence, or a knowing violation of the law that was material to the cause of action.

Registrant Incorporated in California

HII San Diego Shipyard Inc.

HII San Diego Shipyard Inc. (“SDSY”) is a California corporation. Section 317 of the California General Corporation Law (the “CGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any threatened, pending or completed action or proceeding (with certain exceptions), whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such action or proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and in the case of a criminal action or proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Section 204 of the CGCL provides that a corporation’s articles of incorporation may not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the CGCL (concerning directors’ liability for distributions, loans, and guarantees).

Section 204 further provides that a corporation’s articles of incorporation may not limit the liability of directors for any act or omission occurring prior to the date when the provision became effective or any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation’s shareholders for any violation of a director’s fiduciary duty to the corporation or its shareholders.

The Bylaws of SDSY allow for the indemnification of officers and directors to the extent permitted by the CGCL, except with respect to proceedings for which such persons are liable for negligence or misconduct in the performance of their duties. The Bylaws of SDSY further provide that it may advance expenses incurred in defending any proceeding prior to the final disposition of the proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay that amount if it shall be determined ultimately that the director or officer is not entitled to be indemnified.

The Bylaws of SDSY also authorize the maintenance of an insurance policy to protect officers and directors pursuant to Section 317 of the CGCL.

Registrant Incorporated in Alabama

HII Mission Driven Innovative Technical Services LLC

HII Mission Driven Innovative Technical Services LLC (“HII MDITS”) is an Alabama limited liability company. Section 10A-5A-4.10 of the Alabama Limited Liability Company Law (“Alabama LLC Law”) states that a limited liability company, or a series thereof, may indemnify and hold harmless a member or other person, pay in advance or reimburse expenses incurred by a member or other person, and purchase and maintain insurance on behalf of a member or other person.

The Limited Liability Company Agreement of HII MDITS states that the company shall indemnify and defend the member and the officers of the company, and any employee or agent of the company, and hold each of them harmless from and against any and all obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses, and disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the indemnified party (including, without limitation, all costs and expenses of defense, appeal, and settlement) to the fullest extent permitted by Alabama LLC Law.

Registrant Incorporated in Illinois

Integrated Information Technology Corporation.

Integrated Information Technology Corporation (“Integrated Information Technology”) is an Illinois corporation. Section 8.75 of the Illinois Business Corporation Act (the “IBCA”) provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than one brought on behalf of the corporation, against expenses (including attorneys’ fees), judgments, fines, and settlement payments actually and reasonably incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer, or employee of the corporation has been successful in defending any such action, suit, or proceeding (even one on behalf of the corporation) or in defense of any claim, issue, or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys’ fees) incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation.

The indemnification provided for by the IBCA is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against liabilities for which indemnification is not expressly provided by the IBCA.

Integrated Information Technology’s articles of incorporation provide that the company will, in the case of persons who are or were directors or officers, and may, as to other persons, indemnify to the fullest extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of Integrated Information Technology, or is or was serving at the request of Integrated Information Technology as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provisions are applicable to all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The articles of incorporation of Integrated Information Technology require such determination for indemnification to be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors if so directed by independent legal counsel in a written opinion, or (c) by the stockholders. No indemnification will be permissible if the director or officer has not met the applicable standard of conduct set forth in Section 8.75 of the IBCA.

Integrated Information Technology’s articles of incorporation limit a director’s personal liabilities to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the IBCA, or (iv) for any transaction from which the director derived an improper personal benefit.

Registrants Incorporated in Texas

Universal Ensco, Inc. and Pegasus International, Inc.

With respect to the registrants incorporated in Texas, under the provisions of Chapter 8 of the Texas Business Organizations Code (the “Texas Business Organizations Code”), subject to certain limitations and in addition to other provisions, a Texas corporation may indemnify its directors, officers, employees and agents and maintain liability insurance for those persons.

Sections 8.101 and 8.102 of the Texas Business Organizations Code provide that any governing person, former governing person, or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by such person in connection with any threatened, pending, or completed action or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative, in which he was, is, or is threatened to be made a respondent in such action or proceeding if it is determined, in accordance with Section 8.103 of the Texas Business Organizations Code, that: (i) acted in good faith, (ii) reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (iii) in the case of a criminal action or proceeding, did not have a reasonable cause to believe that his or her conduct was unlawful. If the person is found liable to the corporation, or if the person is found liable on the basis that he or she improperly received a personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the actions or proceedings and does not include a judgment, penalty, fine, or excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

Section 8.103 of the Texas Business Organizations Code provides that the determination as to whether indemnification should be paid must be made by (i) a majority vote of the disinterested members of the governing authority of the corporation, (ii) a majority vote of a committee of the governing authority of the corporation if the committee is designated by a majority vote of the disinterested members of the governing authority or if such committee is composed solely of disinterested members of the governing authority, (iii) special legal counsel selected by the governing authority or a committee thereof, or (iv) the owners of the corporation (excluding ownership interests held by each governing person who is not disinterested and independent).

If a prospective indemnitee is wholly successful in the defense of the action or proceeding, on the merits or otherwise, or a court determines that such person is entitled to indemnification, such indemnification is mandatory in accordance with Section 8.051 and Section 8.052 of the Texas Business Organizations Code. In connection with any action or proceeding in which a prospective indemnitee is (x) found liable because the person improperly received a personal benefit or (y) found liable to the enterprise, indemnification is limited to reasonable expenses actually incurred by the person in connection with the action or proceeding and will not include a judgment, penalty, fine, or an excise or similar tax. Indemnification may not be made in relation to any action or proceeding in which such person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law.

The articles of incorporation and bylaws of each of Universal Ensco, Inc. and Pegasus International, Inc. provide that each director, each officer, and each other person who may have acted as a representative of the corporation at its request, and their heirs, executors, and administrators, shall be indemnified by the corporation against any costs and expenses, including counsel fees, reasonably incurred in connection with any civil, criminal, administrative or other claim, action, suit, or proceeding in which they may become involved or with which they may be threatened, by reason of their being or having been a director or officer of the corporation, and against any payments in settlement of any such claim, action, suit or proceeding or in satisfaction of any related judgment, fine, or penalty, except costs, expenses, or payments in relation to any matter as to which they shall be finally adjudged not to have acted in good faith and in the best interests of the corporation, or finally adjudged not to have had reasonable cause to believe their action was legal, or in relation to any matter as to which there has been no adjudication with respect to their performance of their duties to the corporation unless the corporation shall receive an opinion from independent counsel that the director, officer, or representative has acted in good faith in what they considered to be the best interests of the corporation and with no reasonable cause to believe the action was illegal. In the case of a criminal action, suit, or proceeding, a conviction, or judgment (whether after trial or based on a plea of guilty or nolo contendere or its equivalent) shall not be deemed an adjudication that the director, officer, or representative was derelict in the performance of their duties to the corporation if they acted in good faith in what they considered to be the best interests of the corporation and with no reasonable cause to believe the action was illegal. To receive any indemnification from the companies, such person must receive approval from: (i) the board of directors by a majority vote of the directors who are not parties to such proceeding, whether or not such majority constitutes a quorum, (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the board of directors, a copy of which shall be delivered to the indemnitee, (iv) the stockholders of the Corporation or (v) in the event that a change of control (as defined below) has occurred, by independent legal counsel in a written opinion to the board of directors, a copy of which shall be delivered to the indemnitee.

The bylaws of Pegasus International, Inc. authorize the corporation to purchase and maintain liability, indemnification and/or other similar insurance on behalf of itself, and/or for any person who is or was a director, officer, or other agent of the corporation.

Registrant Incorporated in Maryland

G2, Inc.

G2, Inc. (“G2”) is a Maryland corporation. Maryland law permits a Maryland corporation to include in its charter any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but it may not include any provision that restricts or limits the liability of its directors or officers or its stockholders, to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; or (2) a judgment or other final adjudication adverse to the person is entered into a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 2-418 of the Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to indemnify any director made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding; and (a) was committed in bad faith; or (b) was the result of active and deliberate dishonesty; or (i) the director actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The MGCL provides that indemnification may not be made in respect of any proceeding in which the director is found to be liable to the corporation. Further, a corporation may not indemnify a director in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received. A director or officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit, may petition a court to order indemnification of expenses if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Section 2-418 of the MGCL requires, unless prohibited by a corporation’s charter, that a director or an officer who is successful on the merits or otherwise in defense of any proceeding, be indemnified against reasonable expenses incurred in such defense. Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or an officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (b) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

G2’s charter provides that a director of the corporation is not liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation is not permitted under the MGCL.

The bylaws of G2 allow for the indemnification of each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the corporation or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the MGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith; provided, however, that, except as otherwise required by law or provided in the corporation’s bylaws, the corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) such indemnitee, or (ii) the corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the board of directors.

In addition to the right to indemnification, an indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in defending any I proceeding with respect to which indemnification is required in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the corporation of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses. The rights to indemnification and to the advancement of expenses shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or directors, provisions of the Articles of Incorporation or the Bylaws or otherwise.

The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.

Item 21.	Exhibits.

(a) Exhibits.

The Exhibit Index immediately preceding the signature page is incorporated herein by reference.

Item 22.	Undertakings.

The undersigned Registrants hereby undertake:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated March 30, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 4, 2011)

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated May 28, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2014)

3.3	Certificate of Amendment to the Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated May 21, 2015 (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2015)

3.4	Restated Bylaws of Huntington Ingalls Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 1, 2016)

3.5	Certificate of Incorporation of Fleet Services Holding Corp., dated May 12, 1999 (incorporated by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.6	Bylaws of Fleet Services Holding Corp. (incorporated by reference to Exhibit 3.26 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.7*	Articles of Organization of Fulcrum IT Services, LLC, dated April 13, 2010

3.8*	Articles of Amendment of Fulcrum IT Services, LLC, dated April 15, 2010

3.9*	Certificate of Merger merging Fulcrum IT Services Company with and into Fulcrum Services, LLC, dated April 16, 2010

3.10*	Limited Liability Company Agreement of Fulcrum IT Services, LLC, dated April 16, 2010

3.11*	Articles of Incorporation of G2, Inc., dated March 19, 2001

3.12*	Articles of Amendment of G2, Inc., dated March 18, 2002

3.13*	Articles of Merger of Slingshot Merger Corp. with and into G2, Inc., dated December 3, 2018

3.14*	Articles of Amendment and Restatement of G2, Inc., dated December 7, 2018

3.15*	Bylaws of G2, Inc.

3.16	Articles of Incorporation of HII Energy Inc. (f/k/a Newport News Energy Company), dated October 16, 2008 (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.17*	Certificate of Amendment of HII Energy Inc. (f/k/a Newport News Energy Company), dated July 2, 2018

3.18	HII Energy Inc. (f/k/a Newport News Energy Company) Bylaws (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

Exhibit No.	Description

3.19	Certificate of Formation of HII Fleet Support Group LLC (f/k/a AMSEC LLC), dated April 14, 1999 (incorporated by reference to Exhibit 3.27 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.20	Certificate of Amendment to Certificate of Formation of HII Fleet Support Group LLC (f/k/a AMSEC LLC), dated April 20, 1999 (incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.21*	Certificate of Amendment to Certificate of Formation of HII Fleet Support Group LLC (f/k/a AMSEC LLC), dated May 25, 2018

3.22	Amended and Restated LLC Agreement of HII Fleet Support Group LLC (f/k/a AMSEC LLC), dated July 13, 2007 (incorporated by reference to Exhibit 3.29 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.23	Articles of Restatement of the Articles of Incorporation of HII Mechanical Inc. (f/k/a Newport News Industrial Corporation), dated September 2, 1997 (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.24	Articles of Amendment to the Articles of Restatement of the Articles of Incorporation of HII Mechanical Inc. (f/k/a Newport News Industrial Corporation), dated December 28, 2001 (incorporated by reference to Exhibit 3.56 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.25*	Certificate of Amendment of HII Mechanical Inc. (f/k/a Newport News Industrial Corporation), dated July 2, 2018

3.26	Amended and Restated Bylaws of HII Mechanical Inc. (f/k/a Newport News Industrial Corporation) (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.27	Certificate of Incorporation of HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated December 14, 1999 (incorporated by reference to Exhibit 3.19 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.28	Certificate of Merger merging Performance Engineering Corporation into HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated December 22, 1999 (incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.29	Certificate of Ownership and Merger merging PS Merger Sub, Inc. with and into HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated June 6, 2005 (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.30	Certificate of Amendment to the Certificate of Incorporation of HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated December 16, 2005 (incorporated by reference to Exhibit 3.22 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

Exhibit No.	Description

3.31	Certificate of Ownership and Merger merging Nortel Federal Solutions Inc. with and into HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated December 19, 2006 (incorporated by reference to Exhibit 3.23 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.32	Certificate of Ownership and Merger merging Nortel Government Solutions Holding Corporation with and into HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated December 22, 2006 (incorporated by reference to Exhibit 3.24 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.33	Certificate of Amendment to the Certificate of Incorporation of HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated December 21, 2009 (incorporated by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.34	Certificate of Amendment to the Certificate of Incorporation of HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated March 31, 2014 (incorporated by reference to Exhibit 3.26 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.35*	Certificate of Amendment to the Certificate of Incorporation of HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated June 7, 2018

3.36	Bylaws of HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.) (incorporated by reference to Exhibit 3.27 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.37*	Certificate of Incorporation of HII TSD Holding Company (f/k/a HII Mission Driven Innovative Solutions Holding Company (f/k/a Camber Holding Corporation)), dated February 8, 2016

3.38	Certificate of Merger of Cobra Merger Corp. with and into HII TSD Holding Company (f/k/a HII Mission Driven Innovative Solutions Holding Company (f/k/a Camber Holding Corporation)), dated December 1, 2016 (incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.39*	Certificate of Amendment to the Certificate of Incorporation of HII TSD Holding Company (f/k/a HII Mission Driven Innovative Solutions Holding Company (f/k/a Camber Holding Corporation)), dated June 7, 2018

3.40	Amended and Restated Bylaws of HII TSD Holding Company (f/k/a HII Mission Driven Innovative Solutions Holding Company (f/k/a Camber Holding Corporation)) (incorporated by reference to Exhibit 3.29 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.41	Certificate of Incorporation of HII Defense and Federal Solutions, Inc. (f/k/a HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation)), dated April 1, 1985 (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.42	Certificate of Amendment to the Certificate of Incorporation of HII Defense and Federal Solutions, Inc. (f/k/a HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation)), dated February 2, 1988 (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.43	Certificate for Renewal and Revival of Charter of HII Defense and Federal Solutions, Inc. (f/k/a HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation)), dated June 9, 1988 (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

Exhibit No.	Description

3.44	Certificate of Amendment to the Certificate of Incorporation of HII Defense and Federal Solutions, Inc. (f/k/a HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation)), dated October 22, 1990 (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.45	Certificate of Amendment to the Certificate of Incorporation of HII Defense and Federal Solutions, Inc. (f/k/a HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation)), dated November 18, 1991 (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.46	Certificate of Amendment to the Certificate of Incorporation of HII Defense and Federal Solutions, Inc. (f/k/a HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation)), dated February 7, 1992 (incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.47	Certificate of Amendment to the Certificate of Incorporation of HII Defense and Federal Solutions, Inc. (f/k/a HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation)), dated August 7, 2003 (incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.48	Certificate of Ownership and Merger merging Complex Solutions, Inc. with and into HII Defense and Federal Solutions, Inc. (f/k/a HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation)), dated December 23, 2009 (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.49	Certificate of Ownership and Merger merging i2S, Inc. with and into HII Defense and Federal Solutions, Inc. (f/k/a HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation)), dated November 19, 2015 (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.50	Certificate of Merger of Camber Merger Sub Inc. with and into HII Defense and Federal Solutions, Inc. (f/k/a HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation)), dated March 7, 2016 (incorporated by reference to Exhibit 3.17 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.51*	Certificate of Amendment to the Certificate of Incorporation of HII Defense and Federal Solutions, Inc. (f/k/a HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation)), dated June 7, 2018

3.52	Amended and Restated Bylaws of HII Defense and Federal Solutions, Inc. (f/k/a HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation)) (incorporated by reference to Exhibit 3.18 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.53	Articles of Organization of HII Mission Driven Innovative Technical Services LLC (f/k/a Camber Technical Services, L.L.C.), dated April 26, 2004 (incorporated by reference to Exhibit 3.30 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.54	First Amendment to the Articles of Organization of HII Mission Driven Innovative Technical Services LLC (f/k/a Camber Technical Services, L.L.C.), dated April 13, 2009 (incorporated by reference to Exhibit 3.31 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.55*	Amendment to the Articles of Organization of HII Mission Driven Innovative Technical Services LLC (f/k/a Camber Technical Services, L.L.C.), dated June 7, 2018

Exhibit No.	Description

3.56	Limited Liability Company Agreement of HII Mission Driven Innovative Technical Services LLC (f/k/a Camber Technical Services, L.L.C.), dated January 1, 2017 (incorporated by reference to Exhibit 3.32 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.57	Amended and Restated Certificate of Incorporation of HII Nuclear Inc. (f/k/a Stoller Newport News Nuclear, Inc.), dated June 1, 2010 (incorporated by reference to Exhibit 3.62 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.58	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of HII Nuclear Inc. (f/k/a Stoller Newport News Nuclear, Inc.), dated December 12, 2014 (incorporated by reference to Exhibit 3.63 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.59*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of HII Nuclear Inc. (f/k/a Stoller Newport News Nuclear, Inc.), dated June 7, 2018

3.60	Amended and Restated Bylaws of HII Nuclear Inc. (f/k/a Stoller Newport News Nuclear, Inc.) (incorporated by reference to Exhibit 3.64 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.61	Articles of Incorporation of HII San Diego Shipyard Inc. (f/k/a Continental Maritime of San Diego, Inc.), dated July 1, 1981 (incorporated by reference to Exhibit 3.22 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.62	Certificate of Amendment of the Articles of Incorporation of HII San Diego Shipyard Inc. (f/k/a Continental Maritime of San Diego, Inc.), dated July 17, 1984 (incorporated by reference to Exhibit 3.23 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.63*	Certificate of Amendment of the Articles of Incorporation of HII San Diego Shipyard Inc. (f/k/a Continental Maritime of San Diego, Inc.), dated June 27, 2018

3.64	Bylaws of HII San Diego Shipyard Inc. (f/k/a Continental Maritime of San Diego, Inc.) (incorporated by reference to Exhibit 3.35 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.65	Certificate of Incorporation of HII Services Corporation, dated September 25, 2014 (incorporated by reference to Exhibit 3.38 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.66	Bylaws of HII Services Corporation (incorporated by reference to Exhibit 3.39 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.67	Certificate of Incorporation of HII Technical Solutions Corporation, dated October 5, 2016 (incorporated by reference to Exhibit 3.40 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.68	Bylaws of HII Technical Solutions Corporation (incorporated by reference to Exhibit 3.41 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.69	Certificate of Incorporation of HII Unmanned Maritime Systems Inc. (f/k/a Undersea Solutions Corporation), dated September 10, 2014 (incorporated by reference to Exhibit 3.65 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.70*	Certificate of Amendment to the Certificate of Incorporation of HII Unmanned Maritime Systems Inc. (f/k/a Undersea Solutions Corporation), dated May 25, 2018

Exhibit No.	Description

3.71	Bylaws of HII Unmanned Maritime Systems Inc. (f/k/a Undersea Solutions Corporation) (incorporated by reference to Exhibit 3.66 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.72	Certificate of Incorporation of Huntington Ingalls Engineering Services, Inc., dated May 6, 2014 (incorporated by reference to Exhibit 3.42 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.73	Certificate of Amendment of Certificate of Incorporation Before Payment of Capital of Huntington Ingalls Engineering Services, Inc., dated May 7, 2014 (incorporated by reference to Exhibit 3.43 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.74	Bylaws of Huntington Ingalls Engineering Services, Inc. (incorporated by reference to Exhibit 3.44 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.75	Certificate of Restatement of Articles of Incorporation of Huntington Ingalls Incorporated, dated April 14, 2011 (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.76	Amended and Restated Bylaws of Huntington Ingalls Incorporated (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.77	Certificate of Incorporation of Huntington Ingalls Industries Energy and Environmental Services, Inc., dated December 17, 2013 (incorporated by reference to Exhibit 3.47 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.78	Bylaws of Huntington Ingalls Industries Energy and Environmental Services, Inc. (incorporated by reference to Exhibit 3.48 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.79	Certificate of Incorporation of Huntington Ingalls Unmanned Maritime Systems, Inc., dated September 10, 2014 (incorporated by reference to Exhibit 3.49 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.80	Bylaws of Huntington Ingalls Unmanned Maritime Systems, Inc. (incorporated by reference to Exhibit 3.50 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.81*	Certificate of Incorporation of Hydroid, Inc., dated December 7, 2007

3.82*	Bylaws of Hydroid, Inc.

3.83	Articles of Amendment and Restated Articles of Incorporation of Integrated Information Technology Corporation, dated May 28, 2004 (incorporated by reference to Exhibit 3.51 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.84	Bylaws of Integrated Information Technology Corporation (incorporated by reference to Exhibit 3.52 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.85	Articles of Incorporation of Newport News Nuclear Inc., dated May 17, 2007 (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.86	Bylaws of Newport News Nuclear Inc. (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

Exhibit No.	Description

3.87	Articles of Incorporation of Pegasus International, Inc., dated May 25, 1999 (incorporated by reference to Exhibit 3.60 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.88*	Certificate of Amendment of Pegasus International, Inc., dated June 13, 2019

3.89	Amended and Restated Bylaws of Pegasus International, Inc. (incorporated by reference to Exhibit 3.61 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.90*	Articles of Conversion of The PTR Group, Inc. into The PTR Group, LLC, dated January 30, 2018

3.91*	Articles of Restatement of The PTR Group, LLC, dated March 9, 2018

3.92*	Amended and Restated Operating Agreement of The PTR Group, LLC, dated February 2, 2018

3.93	Articles of Incorporation of Universal Ensco, Inc., dated March 23, 1982 (incorporated by reference to Exhibit 3.67 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.94	Articles of Amendment to the Articles of Incorporation of Universal Ensco, Inc., dated May 14, 1982 (incorporated by reference to Exhibit 3.68 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.95	Articles of Amendment to the Articles of Incorporation of Universal Ensco, Inc., dated October 27, 1987 (incorporated by reference to Exhibit 3.69 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.96	Articles of Merger between Pipeline Design Enterprises, Inc. and Universal Ensco, Inc. dated July 24, 1989 (incorporated by reference to Exhibit 3.70 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.97	Articles of Correction to Articles of Merger between Pipeline Design Enterprises, Inc. and Universal Ensco, Inc. dated April 9, 1990 (incorporated by reference to Exhibit 3.71 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.98	Articles of Amendment to the Articles of Incorporation of Universal Ensco, Inc., dated February 19, 1992 (incorporated by reference to Exhibit 3.72 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.99	Articles of Merger between Jeffries & Associates, Inc. and Universal Ensco, Inc., dated September 30, 1992 (incorporated by reference to Exhibit 3.73 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.100	Articles of Merger between Geoplane Services Corporation and Universal Ensco, Inc. dated December 29, 1994 (incorporated by reference to Exhibit 3.74 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.101	Articles of Merger between Universal Associates, Inc. and Universal Ensco, Inc., dated September 29, 1998 (incorporated by reference to Exhibit 3.75 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.102	Articles of Correction of Articles of Amendment of Universal Ensco, Inc., dated February 7, 2008 (incorporated by reference to Exhibit 3.76 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

Exhibit No.	Description

3.103*	Certificate of Amendment of Universal Ensco, Inc., dated June 13, 2019

3.104	Amended and Restated Bylaws of Universal Ensco, Inc. (incorporated by reference to Exhibit 3.77 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.105	Second Amended and Restated Certificate of Incorporation of UniversalPegasus International Holdings, Inc., dated June 5, 2014 (incorporated by reference to Exhibit 3.78 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.106	Amended and Restated Bylaws of UniversalPegasus International Holdings, Inc. (incorporated by reference to Exhibit 3.79 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.107	Second Amended and Restated Certificate of Incorporation of UniversalPegasus International, Inc., dated December 14, 2010 (incorporated by reference to Exhibit 3.80 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.108	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of UniversalPegasus International, Inc., dated September 28, 2012 (incorporated by reference to Exhibit 3.81 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.109	Certificate of Merger of UP Merger Sub, Inc. with and into UniversalPegasus International, Inc., dated September 28, 2012 (incorporated by reference to Exhibit 3.82 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.110	Amended and Restated Bylaws of UniversalPegasus International, Inc. (incorporated by reference to Exhibit 3.83 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.111	Amended and Restated Certificate of Incorporation of UP International Inc., dated November 17, 2009 (incorporated by reference to Exhibit 3.84 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.112	Amended and Restated Bylaws of UP International Inc. (incorporated by reference to Exhibit 3.85 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.113	Certificate of Incorporation of UP Support Services, Inc., dated January 23, 2008 (incorporated by reference to Exhibit 3.86 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.114	Certificate of Amendment to the Certificate of Incorporation of UP Support Services, Inc., dated January 5, 2009 (incorporated by reference to Exhibit 3.87 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.115	Amended and Restated Bylaws of UP Support Services, Inc. (incorporated by reference to Exhibit 3.88 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.116	Articles of Incorporation of Veritas Analytics, Inc., dated March 1, 1999 (incorporated by reference to Exhibit 3.89 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.117	Bylaws of Veritas Analytics, Inc. (incorporated by reference to Exhibit 3.90 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

Exhibit No.	Description

3.118†	Certificate of Amendment to the Certificate of Incorporation of HII TSD Holding Company (f/k/a HII Mission Driven Innovative Solutions Holding Company (f/k/a Camber Holding Corporation)), dated November 18, 2020

3.119†	Certificate of Amendment to the Certificate of Incorporation of HII Defense and Federal Solutions, Inc. (f/k/a HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation)), dated November 18, 2020

4.1	Indenture, dated as of March 30, 2020, by and among Huntington Ingalls Industries, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (including Guarantees and form of Senior Note) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 30, 2020)

4.2	Registration Rights Agreement, dated as of March 30, 2020, by and among Huntington Ingalls Industries, Inc., the Guarantors named therein and BofA Securities, Inc, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the initial purchasers (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on March 30, 2020)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

5.2*	Opinion of Charles R. Monroe, Jr., Corporate Vice President, Associate General Counsel and Secretary of Huntington Ingalls Industries, Inc.

5.3*	Opinion of James B. Perrine, Assistant General Counsel of Huntington Ingalls Industries, Inc.

5.4*	Opinion of Edward S. Harrison, Assistant General Counsel of Huntington Ingalls Industries, Inc.

5.5*	Opinion of Fermeen Fazal, Chief Counsel of UniversalPegasus International, Inc.

5.6*	Opinion of Ballard Spahr LLP

23.1*	Consent of Deloitte and Touche LLP, independent registered public accounting firm for Huntington Ingalls Industries, Inc.

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.3*	Consent of Charles R. Monroe, Jr. (included in Exhibit 5.2)

23.4*	Consent of James B. Perrine (included in Exhibit 5.3)

23.5*	Consent of Edward S. Harrison (included in Exhibit 5.4)

23.6*	Consent of Fermeen Fazal (included in Exhibit 5.5)

23.7*	Consent of Ballard Spahr LLP (included in Exhibit 5.6)

24.1*	Powers of Attorney (included in the signature pages to the Registration Statement)

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of the Trustee under the Indenture

99.1*	Form of Letter of Transmittal

99.2*	Form of Letter to Registered Holders and The Depository Trust Company Participants

99.3*	Form of Letter to Clients

Exhibit No.	Description

99.4*	Form of Notice of Guaranteed Delivery

*	Previously filed
†	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

Huntington Ingalls Industries, Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* C. Michael Petters	President and Chief Executive Officer, and Director (Principal Executive Officer)

* Christopher D. Kastner	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Nicolas G. Schuck	Corporate Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

* Kirkland H. Donald	Chairman

* Philip M. Bilden	Director

* Augustus L. Collins	Director

* Victoria D. Harker	Director

* Anastasia D. Kelly	Director

* Tracy B. McKibben	Director

* Thomas C. Schievelbein	Director

* John K. Welch	Director

Signature	Title

* Stephen R. Wilson	Director

* Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

Fleet Services Holding Corp.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Garry S. Schwartz	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

* Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

Fulcrum IT Services, LLC

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Secretary of HII Defense and Federal Solutions, Inc., the Sole Member and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Garry S. Schwartz	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Secretary of HII Defense and Federal Solutions, Inc., the Sole Member

* Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

G2, Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

*	(Principal Executive Officer)
Garry S. Schwartz

*	(Principal Financial Officer)
Karl W. Jahn, Jr.

*	(Principal Accounting Officer)
Nicolas G. Schuck

*	Director
Edgar A. Green III

/s/ Charles R. Monroe, Jr.	Director
Charles R. Monroe, Jr.

*	Director
D. R. Wyatt

*	Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

HII Energy Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

*	(Principal Executive Officer)
Michael K. Lempke

*	(Principal Financial Officer)
Karl W. Jahn, Jr.

*	(Principal Accounting Officer)
Nicolas G. Schuck

*	Director
Edgar A. Green III

/s/ Charles R. Monroe, Jr.	Director
Charles R. Monroe, Jr.

*	Director
D. R. Wyatt

*	Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

HII Fleet Support Group LLC

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

*	(Principal Executive Officer)
Garry S. Schwartz

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Sole Manager

*	Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

HII Mechanical Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Julia R. Jones	(Principal Executive Officer)

* Donald W. Godwin	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Jennifer R. Boykin	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

*	Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

HII Mission Driven Innovative Government Solutions Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Garry S. Schwartz	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

* Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

HII TSD Holding Company

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Edgar A. Green III	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

* Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

HII Defense and Federal Solutions, Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Garry S. Schwartz	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

* Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

HII Mission Driven Innovative Technical Services LLC

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Secretary of HII Defense and Federal Solutions, Inc., the Sole Member and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Garry S. Schwartz	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Secretary of HII Defense and Federal Solutions, Inc., the Sole Member

* Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

HII Nuclear Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Michael K. Lempke	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Michael K. Lempke	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

*	Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

HII San Diego Shipyard Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Edgar A. Green III	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

*	Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

HII Services Corporation

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* C. Michael Petters	(Principal Executive Officer)

* Christopher D. Kastner	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* C. Michael Petters	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

*	Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

HII Technical Solutions Corporation

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Edgar A. Green III	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

*	Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

HII Unmanned Maritime Systems, Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Duane W. Fotheringham	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

*	Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

Huntington Ingalls Engineering Services, Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Edgar A. Green III	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

*	Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

Huntington Ingalls Incorporated

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* C. Michael Petters	(Principal Executive Officer)

* Christopher D. Kastner	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* C. Michael Petters	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

* Pursuant to power of attorney By: /s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

Huntington Ingalls Industries Energy and Environmental Services, Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Michael K. Lempke	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

* Pursuant to power of attorney By: /s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

Huntington Ingalls Unmanned Maritime Systems, Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Edgar A. Green III	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

* Pursuant to power of attorney By: /s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

Hydroid, Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Duane W. Fotheringham	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

* Pursuant to power of attorney By: /s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

Integrated Information Technology Corporation

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Garry S. Schwartz	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

* Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

Newport News Nuclear Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Michael K. Lempke	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

* Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

Pegasus International, Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Thomas J. Davison	(Principal Executive Officer)

* Victor I. Kohanski	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

* Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

The PTR Group, LLC

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Secretary of Fulcrum IT Services, LLC, the Sole Member and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Garry S. Schwartz	(Principal Executive Officer)

* Karl W. Jahn, Jr.	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Secretary of Fulcrum IT Services, LLC, the Sole Member

* Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

Universal Ensco, Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Thomas J. Davison	(Principal Executive Officer)

* Victor I. Kohanski	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

*	Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

UniversalPegasus International Holdings, Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Thomas J. Davison	(Principal Executive Officer)

* Victor I. Kohanski	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

*	Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

UniversalPegasus International, Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

* Thomas J. Davison	(Principal Executive Officer)

* Victor I. Kohanski	(Principal Financial Officer)

* Nicolas G. Schuck	(Principal Accounting Officer)

* Edgar A. Green III	Director

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director

* D. R. Wyatt	Director

*	Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr. Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

UP International, Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

*	(Principal Executive Officer)
Thomas J. Davison

*	(Principal Financial Officer)
Victor I. Kohanski

*	(Principal Accounting Officer)
Nicolas G. Schuck

*	Director
Edgar A. Green III

/s/ Charles R. Monroe, Jr.	Director
Charles R. Monroe, Jr.

*	Director
D. R. Wyatt

* Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

UP Support Services, Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

*	(Principal Executive Officer)
Thomas J. Davison

*	(Principal Financial Officer)
Victor I. Kohanski

*	(Principal Accounting Officer)
Nicolas G. Schuck

*	Director
Edgar A. Green III

/s/ Charles R. Monroe, Jr.	Director
Charles R. Monroe, Jr.

*	Director
D. R. Wyatt

* Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 19, 2020.

Veritas Analytics, Inc.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Director and Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 19, 2020.

Signature	Title

*	(Principal Executive Officer)
Garry S. Schwartz

*	(Principal Financial Officer)
Karl W. Jahn, Jr.

*	(Principal Accounting Officer)
Nicolas G. Schuck

*	Director
Edgar A. Green III

/s/ Charles R. Monroe, Jr.	Director
Charles R. Monroe, Jr.

*	Director
D. R. Wyatt

* Pursuant to power of attorney

By: /s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Attorney-in-fact